State of Delaware                         PAGE 1

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "VSOURCE, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2000, AT 9:15 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


               [SEAL]  /S/  EDWARD  J.  FREEL
                        ----------------------
                        Edward  J.  Freel,  Secretarey  of  State
3313408  8100                       AUTHENTICATION:  0780796

001559071                                    DATE:  11-08-00

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VSOURCE, INC.,
                             a Delaware corporation



                                    ARTICLE 1
                                      NAME

          The  name  of  this  corporation  is  Vsource,  Inc.

                                    ARTICLE 2
                      REGISTERED OFFICE AND RESIDENT AGENT

          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3
                               CORPORATE PURPOSES

          The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    ARTICLE 4
                                  CAPITAL STOCK

     A. This corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares which this corporation is authorized to issue is 105,000,000. The number of shares of Common Stock this corporation is authorized to issue is 100,000,000 shares, with a par value of $0.01, and the number of shares of Preferred Stock this corporation is authorized to issue is 5,000,000 shares, with a par value of $0.01.

     B. The Preferred Stock shall be divided into series. The rights, preferences, privileges, restrictions and other matters relating to the Series 1-A Convertible Preferred Stock, which series shall consist of 2,802,000 shares, are as set forth below in the succeeding provisions of this Article 4. The Board of Directors of this corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation or acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series 1-A Convertible Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding or reserved for issuance upon conversion of the Series 1-A Convertible Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. The rights, preferences, privileges, restrictions and other matters relating to the Series 1-A Convertible Preferred Stock are as set forth below (all references to paragraph and subparagraph numbers in this Section C are to the paragraphs and subparagraphs of this Section C unless otherwise indicated):

     1.     Dividends
            ---------

          The holders of shares of Series 1-A Convertible Preferred Stock shall be entitled to receive, out of any assets legally available therefor, and when, as and if declared by the Board of Directors, noncumulative dividends in an amount equal to $0.20 cents per share annually. No dividend may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation unless dividends of $0.20 per share has first been paid upon or declared and set aside for payment to the holders of the shares of Series 1-A Convertible Preferred Stock for such fiscal year of the Corporation. No undeclared or unpaid dividend shall ever bear interest.

     2.     Liquidation  Preference
            -----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series 1-A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share they hold equal to the sum of: (A) the price of $2.50 originally paid for such outstanding share of Series 1-A Convertible Preferred Stock (the "Original Issue Price") and (B) an amount equal to declared but unpaid dividends on such share, if any, but only to the extent of the Corporation's retained earnings. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 1-A Convertible Preferred Stock and the Series 2-A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount each such holder is entitled to receive, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Corporation's Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (b) After payment to the holders of the Series 1-A Convertible Preferred Stock and the Series 2-A Convertible Preferred Stock of the amounts to which they are entitled to be paid prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series 1-A Convertible Preferred Stock and the Series 2-A Convertible Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series 1-A Convertible Preferred Stock pursuant to Paragraph 5 below and all such Series 2-A Convertible Preferred Stock pursuant to paragraph 7 of the Certificate of Designation creating the Series 2-A Convertible Preferred Stock).

          (c) For purposes of this Paragraph 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by or to include (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or
(ii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity. In any of such events, if the consideration received by the Corporation received is other than cash, its value will be deemed its fair market value. The fair market value of common stock which is publicly traded on an exchange or the NASDAQ National Market System or Small Cap Market shall be the average of the daily market prices of that stock over the 20 consecutive trading days immediately preceding (and not including) the date the Corporation or its stockholders receive such stock. The daily market price for each trading day shall be: (A) the closing price on that day on the principal exchange on which such common stock is then listed or admitted to trading or on NASDAQ, as applicable; or (B) if no sale takes place on that day on such exchange or NASDAQ, the average of the official closing bid and asked prices for that stock. Otherwise, the fair market value of such consideration shall be determined in good faith by the Board of Directors and provided in writing by the Corporation to the holders of the Series 1-A Convertible Preferred Stock within five (5) days of the date of such determination; provided, however, that the fair market value of such consideration shall be determined by appraisal in accordance with the following provisions if the holders of at least two-thirds of then outstanding Series 1-A Convertible Preferred Stock object in writing to the Board of Director's determination within 15 days of their receipt of notice of such determination by the Board of Directors. A single appraiser shall selected jointly by the holders of a majority of the Series 1-A Convertible Preferred Stock and the Corporation. If the holders of the Series 1-A Convertible Preferred Stock and the Corporation are unable to agree on an appraiser within twenty (20) days of the Board of Directors receiving notice of such holders' objection to the Board of Directors' determination, each shall immediately appoint an appraiser who shall determine such fair market value. If the lower of the appraised fair market values is not less than ninety percent (90%) of the higher appraised fair market value, the final fair market value of such consideration shall be the average of the appraised values. If the lower of the appraised values is less than ninety percent (90%) of the higher appraised values, the original appraisers shall appoint a final appraiser who shall pick one of the two prior values determined by the first two appraisers. All appraisal reports shall be completed no later than sixty (60) days after the appointment of the appraiser engaged to render such appraisal. All appraisal fees and costs shall be paid by the Corporation; provided, however, that if the final appraised value is no more than ten percent (10%) higher than that determined by the Board, the appraisal fees and costs shall be subtracted from the liquidation preference to be paid to the holders of the Series 1-A Convertible Preferred Stock.

     3.     Redemption.
            ----------

          (a)     Redemption  at the Option of the Corporation.  The Corporation
                  --------------------------------------------
shall not have the right to call or redeem any shares of the Series 1-A Convertible Preferred Stock.

          (b)     Redemption  at  the Option of the Holders.  The holders of the
                  -----------------------------------------
Series 1-A Convertible Preferred Stock shall not have any right to require the Corporation to redeem all or any part of the Series 1-A Convertible Preferred
Stock  held  by  them.

     4.     Voting  Rights.  The  holder of each share of Series 1-A Convertible
            --------------
Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series 1-A Convertible Preferred Stock could then be converted

(with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

     5.     Conversion.  The  holders  of  the  Series 1-A Convertible Preferred
            ----------
Stock  shall  have  conversion  rights  as  follows  (the  "Conversion Rights"):

          (a).     Right  to  Convert.  Each  share  of  Series  1-A Convertible
                   ------------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the then applicable Conversion Price, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion. The initial Conversion Price per share for Series 1-A Convertible Preferred Stock (the "Conversion Price") shall be the Original Issue Price. Such initial Conversion Price shall be adjusted as hereinafter provided.

          (b).     Automatic  Conversion.  Each  share of Series 1-A Convertible
                   ---------------------
Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price as provided in Subparagraph 5a above, immediately upon the closing of a public offering of the Corporation's Common
Stock with aggregate gross proceeds of at least $10,000,000 and a per share price to the public of at least five dollars ($5.00), or at the election of the holders of a majority of the outstanding shares of Series 1-A Convertible Preferred Stock.

          (c)     Mechanics  of  Conversion.  Before  any  holder  of Series 1-A
                  -------------------------
Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the number of shares to be converted and the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series 1-A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)     Conversion  Price  Adjustments.  The Conversion Price shall be
                  -------------------------------
subject  to  the  following  adjustments:

               (1)  Adjustment  for  Stock  Splits  and  Combinations.   If  the
                    -------------------------------------------------
          Corporation at any time or from time to time after the first issuance of Series 1-A Convertible Preferred Stock (the "Purchase Date") effects a subdivision of the outstanding Common Stock, by stock split or otherwise, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Corporation at any time or from time to time after the Purchase Date combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section d(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (2) Adjustment for Certain  Dividends and  Distributions.  In the
                   ----------------------------------------------------
          event  the  Corporation  at any time or from  time to time  after  the
          Purchase  Date  either   makes,   or  fixes  a  record  date  for  the
          determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Conversion Price shall be adjusted pursuant to this Section d(2) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

               (3)  Adjustments for Other  Dividends and  Distributions.  In the
                    ----------------------------------------------------
          event the Corporation at any time or from time to time after the Purchase Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that each Holder of Series 1-A Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which it would have received had the Holder's shares of Series 1-A Convertible Preferred Stock been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of such Holder.

               (4)  Adjustment  for   Recapitalization,   Reclassification,   or
                    ------------------------------------------------------------
          Exchange.  If the Common Stock  issuable  upon the  conversion  of the
          --------
          Series 1-A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section d), then and in any such event each Holder of Series 1-A Convertible Preferred Stock shall have the right thereafter to convert the Series 1-A Convertible Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock into which the number of shares of Series 1-A Convertible Preferred Stock then by such Holder could be converted immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

               (5) Reorganizations,  Mergers, Consolidations or Sales of Assets.
                   -------------------------------------------------------------
          If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section d) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the
          Corporation's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that each Holder of the Series 1-A Convertible Preferred

          Stock shall thereafter be entitled to receive upon conversion of the Series 1-A Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section d with respect to the rights of each Holder of Series 1-A Convertible Preferred Stock after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section d (including the number of shares deliverable upon conversion of the Series 1-A Convertible Preferred Stock) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

               (6)     Sale  of  Shares  Below  Conversion  Price.
                       ------------------------------------------

                    (A) If at any time or from time to time  after the  Purchase
               Date, the Corporation issues or sells, or is deemed by the express provisions of this Section d(6) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section d(2) and other than upon a subdivision or combination of shares of Common Stock as provided in Section d(1), for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such
               Conversion Price, plus (C) the number of shares of Common Stock underlying Other Securities (as hereinafter defined) and the denominator of which shall be (X) the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock, plus (Y) the number of shares of Common Stock underlying the Other Securities at the close of business on the date of such issue or sale.

                    (B) For the purpose of making any adjustment  required under this Section d(6), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (C) For the purpose of the  adjustment  required  under this
               Section d(6), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of
               Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the
               Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

                    (D)  "Additional  Shares of  Common  Stock"  shall  mean all shares of Common Stock issued by the Corporation after the Purchase Date, whether or not subsequently reacquired or retired by the Corporation, other than: (A) shares of Common Stock issued upon conversion of the Series 1-A Convertible Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the Purchase Date; (B) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Corporation; (C) shares of Common Stock issuable or issued as part of an acquisition by the Corporation of all of or certain assets (including technology rights) or shares of another company or entity whether through a purchase, merger, exchange, reorganization or the like; (D) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements; or (E) shares issued in a public offering of the Corporation's securities. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section d(6), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section d(6), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean (i) preferred stock, debentures and notes convertible into Common Stock, and (ii) options or warrants to purchase Common Stock at a price that is no greater than 95% of the Effective Price of such issue or sale of Additional Shares of Common Stock. The "number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise or conversion, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise or convert such Other Securities on such date and to retain the Common Stock issued upon such exercise or conversion.

          (7) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the holders of the Series 1-A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (e)     Notices  of  Record  Date.  In  the event of any taking by the
                  -------------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 1-A Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

          (f)     Reservation  of  Stock  Issuable  Upon  Conversion.  The
                  --------------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 1-A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1-A Convertible Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 1-A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Articles of Incorporation.

          (g)     Fractional  Shares.  No  fractional share shall be issued upon
                  ------------------
the conversion of any share or shares of Series 1-A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 1-A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (determined as provided in Subparagraph 5c).

          (h)     Notices.  Any  notice  required  by  the  provisions  of  this
                  -------
Paragraph  5  to  be  given  to  the holders of shares of Series 1-A Convertible
Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, return receipt requested, and addressed to each holder of record at his address appearing on the books of the Corporation.

     6.     Amendment.
            ---------

          Any term relating to the Series 1-A Convertible Preferred Stock may be amended and the observance of any term relating to the Series 1-A Convertible Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series 1-A Convertible Preferred Stock. Any amendment so effected shall be binding upon the Corporation and any holder of the Series 1-A Convertible Preferred Stock.

     7.     Restrictions  and  Limitations.
            ------------------------------

          So long as any shares of Series 1-A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series 1-A Convertible Preferred Stock, voting together as a single class:

          (a) Increase or decrease (other than by conversion) the total number of authorized shares of Series 1-A Convertible Preferred Stock; or

          (b) Amend the Articles of Incorporation of the Corporation to change the rights, preferences, privileges or limitations of the Series 1-A Convertible Preferred Stock.

     8.     No  Reissuance  of  Series  1-A  Convertible  Preferred  Stock.
            --------------------------------------------------------------

          No share or shares of Series 1-A Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.

     9.     Residual  Rights.
            ----------------

          Holders of shares of Series 1-A Convertible Preferred Stock shall not have any pre-emptive rights. All rights accruing to the outstanding shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                    ARTICLE 5
                  AMENDMENT OF BYLAWS AND ELECTION OF DIRECTORS

          The board of directors is authorized to make, alter or repeal the bylaws of this corporation. Election of directors need not be by written ballot.


                                    ARTICLE 6
                                  INCORPORATOR

          The  name  and  mailing  address  of  the  incorporator  is:

                               Sandford T. Waddell
                         5740 Ralston Street, Suite 110
                            Ventura, California 93003

                                    ARTICLE 7
                              NO DIRECTOR LIABILITY

     A. To the fullest extent permitted by the law of the State of Delaware as it now exists or may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, to the Corporation or its stockholders; provided,
                                                                       --------
however,  that  liability  of any director or officer shall not be eliminated or
-------
limited for acts or omissions which involve any breach of a director's or officer's duty of loyalty to the Corporation or its stockholders, intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or for transaction from which the officer or director derived an improper personal benefit.

     B. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while such a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or any partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to
--------   -------
indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise an shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article 7 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

     C. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the law of the State of Delaware.

     D. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the law of the State of Delaware.

     E. The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     F. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of these Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the law of the State of Delaware any modification of law, shall eliminate or reduce the effect of this
Article 7 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                    ARTICLE 8
                                DIRECTOR RELIANCE

          A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

          I, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

Dated:  November  3,  2000

State  of  California

County  of  Ventura



                              /s/  Sandford  T.  Waddell
                              --------------------------
                              Sandford  T.  Waddell,  Incorporator